Exhibit No. 99.1

VENTANA MEDICAL SYSTEMS, INC.	Contact:
1910 E. Innovation Park Drive	Christopher M. Gleeson
Tucson, Arizona 85755	President and CEO
(520) 887-2155	(520) 229-3787

February 26, 2007	Nick Malden
Chief Financial Officer
(520) 229-3857

LAWRENCE MEHREN APPOINTED CFO, EFFECTIVE MAY 1, 2007

Malden to Serve in an Advisory Capacity Through 2007

Tucson, Arizona, February 26, 2007 – Ventana Medical Systems, Inc. (NASDAQ: VMSI) announced today that it has appointed Mr. Lawrence Mehren as Senior Vice President and Chief Financial Officer, effective May 1, 2007. Mr. Nicholas Malden will continue in his current role as the Company’s Senior Vice President and Chief Financial Officer through April 30, 2007; afterwards, he will serve as an advisor to the Company through the end of 2007.

Mr. Mehren joins the company from P&M Corporate Finance, an investment banking firm based in Detroit, Michigan where he is a Managing Director, Partner and head of the firm’s life sciences practice. Prior to P&M, he worked in management positions with Gale Group, a division of The Thomson Corporation as well as Merrill Lynch. Mr. Mehren holds a B.A in Political Science from the University of Arizona and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

“We are delighted to have Larry join the Ventana team,” said Christopher Gleeson, Ventana’s President and CEO. “He brings us comprehensive financial knowledge and experience and a strong operational background in business development, M&A and general management.”

Mr. Malden has served as CFO for nearly seven years. In commenting on his decision to leave Ventana, Mr. Malden said, “It has been my personal and professional privilege to have worked with all of Ventana’s stakeholders; our customers, shareholders and especially my fellow employees. We have a fine Company with a bright future. I am leaving Ventana for purely personal reasons, but look forward to remaining a shareholder for many years to come.”

“On behalf of all of us at Ventana, I want to thank Nick for his many significant contributions to the Company over the years. He has been a key member of the management team through a period of sustained growth in both revenues and profitability,” commented Mr. Gleeson.

About Ventana Medical Systems, Inc.

Ventana Medical Systems develops, manufactures, and markets instrument/reagent systems that automate slide preparation and staining in anatomical pathology and drug discovery laboratories worldwide. Ventana’s clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana’s drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds. Visit the Ventana Medical Systems, Inc., website at http://www.ventanamed.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. Product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.